Exhibit 21.1
                                SPAR Group, Inc.
                              List of Subsidiaries

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Subsidiary                                                        State of Incorporation
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
PIA Merchandising Co., Inc....................................................California
PIA Merchandising Limited....................................................Nova Scotia
Pacific Indoor Display Co.....................................................California
Pivotal Field Services............................................................Nevada
Pivotal Sales Company.........................................................California
Retail Resources, Inc.............................................................Nevada
SPAR Acquisition, Inc.............................................................Nevada
SPAR All Store Marketing Services, Inc............................................Nevada
SPAR Bert Fife, Inc...............................................................Nevada
SPAR/Burgoyne Retail Services, Inc. (f/k/a SPAR Retail Information, Inc.)...........Ohio
SPAR Canada Company..........................................................Nova Scotia
SPAR Canada, Inc..................................................................Nevada
SPAR Group International, Inc.....................................................Nevada
SPAR Inc. (f/k/a SPAR/Burgoyne Information Services, Inc.)........................Nevada
SPAR Incentive Marketing, Inc...................................................Delaware
SPAR International LTD....................................................Cayman Islands
SPAR Japan, Inc....................................................................Japan
SPAR Marketing, Inc...............................................................Nevada
SPAR Marketing, Inc. (f/k/a SPAR Acquisition, Inc.).............................Delaware
SPAR Marketing Force, Inc.........................................................Nevada
SPAR Megaforce, Inc...............................................................Nevada
SPAR/PIA Retail Services, Inc.....................................................Nevada
SPAR Technology Group, Inc. (f/k/a SPARinc.com, Inc.).............................Nevada
SPAR Trademarks, Inc..............................................................Nevada
SPAR Turkey, Inc..................................................................Turkey
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